Exhibit 99.2

Hewitt Associates, Inc.

First Quarter Fiscal 2007

Conference Call Remarks

February 5, 2007

7:30 a.m. CT

Genny Pennise, Director of Investor Relations

Good morning and thank you for joining us.

On the call today are Russ Fradin, our Chairman and CEO, and John Park, our CFO.

Before we get started, let me highlight that when we discuss revenues, we’re referring to net revenues.

On this call we may make forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Please refer to our most recent SEC filings for more information on risk factors that could cause actual results to differ. Hewitt disclaims any obligation to update or revise any forward-looking statements made on this call.

At the conclusion of the call we’ll conduct a question and answer session. During the Q&A session we ask that you please limit yourself to one question … out of courtesy to others.

Now I’ll turn it over to Russ...

Russ Fradin, Chairman and Chief Executive Officer

Thank you Genny, and good morning everyone. Thank you for joining us.

Since our last call, I have visited with a large number of clients and associates around the world, and I continue to be enormously impressed with what I see. Our clients want us to succeed, and have been refreshingly open with me about how we can improve and expand our partnerships. We have a talented and dedicated workforce that remains deeply committed to creating value for their clients. And Hewitt’s quality, brand name, and strong reputation for client service are clearly well-deserved.

Fiscal 2007 is a year in which we’re focused on stabilizing the HR BPO business and restructuring the company for future profitable growth. We’re leveraging the strong ground work that has been established for our company’s future.

Let me spend a few minutes speaking to the highlights of the first quarter and commenting on our future, and then turn it over to John to provide greater detail on our results.

Overall, we’re pleased with the results of the quarter and are encouraged with the prospects for the full year.

In the Outsourcing business – we saw solid revenue growth in the quarter in both Benefits and HR BPO, and stable underlying margins.

In HR BPO, we’re working to stabilize some of our troublesome contracts, enhance service for all of our clients, and improve operational efficiency. We also continue to pursue new client opportunities. The good news is that when evaluating potential deals, we’re far more confident we can identify good opportunities versus likely problems, both for us and for the prospective client. We’re carefully applying our learnings to ensure that we sign only those deals that we know we can execute successfully.

We’re on pace with our expectation for a handful of new contract wins this year – in fact, you’ll see an announcement of our first win for the year shortly.

We were also pleased with the results of the Consulting business in the quarter, with healthy revenue growth and favorable market conditions across all global regions. And overall, we saw attrition improve in the quarter, particularly in Consulting.

Before I hand it over to John, I’d like to comment on how we’re thinking about our two more well-established and better performing businesses – Benefits Outsourcing and Consulting.

We’re actively developing plans to accelerate growth in both of these businesses. Most of our growth will continue to be organic. In Consulting, this means expansion into new practice areas and improved utilization to leverage the strong foundation in place. And in Benefits Outsourcing, this means stronger new sales, more new services, and continually improving client retention.

In addition, we’ll also look for ways to augment our growth with strategic acquisitions and partnerships. As many of you know, Matt Levin recently joined Hewitt as the head of Corporate Development and Strategy. Among other things, I’ve asked Matt to help us identify logical, add-on acquisitions that will enable us to grow the business faster. He’ll be looking for opportunities to enhance our presence and services around the globe, across both the Outsourcing and Consulting businesses.

Now, I know you’re anxious to hear about our future strategy, particularly for the HR BPO business, so let me offer some context for how we’ll communicate progress with our plans.

First, I think it’s worth emphasizing that despite the fact that we’re no longer viewing HR BPO as the central growth engine of the company, it is a business that will continue to be an important part of our future. It is very much a part of our overall service offering, and is typically intertwined with our consulting and / or benefits administration services. Therefore, you should not expect a momentous announcement that dramatically changes our course. Rather, we’re working aggressively to improve our current portfolio and being selective in terms of new contracts, and will keep you informed if there are material developments.

Along those lines, we made some important progress in the first quarter –

We’ve begun to think about the existing HR BPO contract portfolio in two groups. A little over two thirds of the portfolio is made up of contracts that we feel are manageable – they are mostly profitable or close to breakeven, and operating without any significant issues. Importantly, most of the clients in this category feel good about our service and would provide positive references for us…roughly half of them represent the types of contracts that we would look to sign today. The second bucket makes up less than a third of the total – these are the “difficult” contracts that are generating the majority of the losses.

It’s important to think of the portfolio this way because we’re treating the groups differently, particularly the contracts in the second category. We’re taking actions to limit our exposure and losses, and are in active discussions with these clients to renegotiate the terms of our contract. In situations where we’re not able to come to agreement on more favorable terms for both parties, we intend to honor our contractual commitments to these clients, but we’ll do it in a way that is fiscally responsible. We’re hoping that these customers will want to work with us to mutually improve the relationships…so we hope to announce some restructured contracts in the future.

We’re confident that this approach will help us stem the losses on this group of contracts, while we focus on providing high quality service to our healthy contracts and selectively pursuing new relationships.

Second, we’ve engaged an outside consultant to help us develop a prudent growth strategy for the HR BPO business and provide additional insight on opportunities to reduce our cost structure.

Third, we’ve identified some key areas of cost takeout, particularly in the overhead areas. We expect to continue to make progress this year, and the run rate impact will improve.

And the last item I’ll highlight is one that’s more visible internally, but was designed and implemented to drive future performance for the company overall. We’ve eliminated our old “annual incentive” system that was largely based on a company-wide profit goal, and replaced it with a new bonus plan that focuses on individual accountability, and rewards associates more specifically for the results they deliver. Not only will this promote the kind-of behavior that drives results, it also serves as an important message to the associate population that we’re invested in their future success.

Each of these items represents a critical step in the right direction.

In addition, we feel good about our continued strong cash position and remain extremely confident in the expected future cash flows of the business…including this year.

As a result, I’d like to highlight this morning’s announcement that the board has authorized the repurchase of up to $750 million of our common stock over the next 2 years, reflecting their and our confidence in the prospects of our business, as well as our commitment to driving increased shareholder value. We’re very pleased that our strong balance sheet and free cash flow allows us the flexibility to return cash to our shareholders, even as we continue to invest in the growth of the business.

So with that, I’ll turn it over to John…

John Park, Chief Financial Officer

Thanks, Russ, and good morning everyone.

Let me start by recapping the highlights of our consolidated results.

In the first quarter, net revenues increased 4% over the prior-year quarter. After excluding the planned decline in third-party supplier revenues, the favorable effects of currency, and acquisitions, net revenues grew 5%.

Earnings declined 5% in the quarter to $30 million, compared with $32 million in the prior-year quarter.

It’s important to point out that the first quarter results include a $16 million pretax severance charge resulting from productivity initiatives across the business that will benefit future quarters, and $6 million of higher compensation expense driven by the timing of bonus accruals. Also, recall that last year’s first quarter included a net $10 million charge related to the termination of an HR BPO contract, $7 million of severance expense related to staffing reductions within the Outsourcing business, and a $7 million non-operating gain related to our German actuarial business.

Excluding these items, earnings actually increased substantially year-over-year.

Our effective tax rate was 39% for the quarter, compared to 41% in the first quarter of fiscal 2006.

Cash flow from operations was $16 million in the first quarter, compared to $104 million in the prior-year quarter. Free cash flow was negative $6 million, which compared to positive $86 million in the prior-year quarter. The decrease in free cash flow was driven primarily by higher performance-based compensation paid in the current year for fiscal 2006 performance, than paid in fiscal 2006 for fiscal 2005 performance, reflecting a return to a more normalized level of bonus payout. While this resulted in weak free cash flow for the quarter, we feel good about the underlying cash generating capabilities of the business, as indicated by the share repurchase authorization announced this morning.

Capital expenditures were $21 million in the first quarter, versus $18 million in the prior-year quarter primarily reflecting timing differences.

Let me provide some color on the performance of our business segments…

Overall, after adjusting for the decline in third-party supplier revenues, and currency, Outsourcing revenues grew 5% in the first quarter. The growth was driven primarily by revenue coming on-line for live clients and project work in HR BPO, as well as solid growth in benefits outsourcing.

Outsourcing margins increased year-over-year primarily due to the prior-year charges of $17 million, comprised of a $10 million HR BPO contract termination charge and a $7 million severance charge. This was partly offset by $3 million of higher compensation expense in the current quarter, driven by the timing of bonus accruals. Excluding these items, margins decreased modestly due to higher overall compensation expenses, including higher performance-based compensation. On this basis, Benefits margins were roughly flat, and HR BPO margins were down, reflecting continued in investment in new clients.

For the HR BPO business, the operating loss decreased slightly on a sequential basis, coming in at about $36 million in the first quarter, compared to a loss of about $37 million in the fourth quarter of fiscal 2006.

For the Outsourcing business overall, our backlog is down compared to last quarter as a result of one HR BPO client going live, as well as some benefits clients going live. The pipeline is also down primarily reflecting our continued selectivity in HR BPO. It’s important to point out that while the HR BPO portion of the pipeline is down both sequentially and versus the prior year, we feel that the quality of the pipeline is higher as we are pursuing deals more selectively.

The Consulting business reported another healthy quarter, with organic constant currency revenue growth of 5%. On this basis, the retirement and communication consulting businesses each grew in the mid-single digits, talent and organization grew in the low-single digits, and the health consulting business was about flat.

Consulting margins were 16.5% compared with 21.4% in the prior-year quarter. The decline reflects higher compensation and incentive expense as we invest to improve retention and productivity.

Reported unallocated shared services costs were about 6.4% of net revenues in the first quarter, including the $16 million of severance expense that I mentioned earlier, versus 4.6% of net revenues in the prior-year quarter. Excluding the charge, unallocated shared services costs decreased as a result of operating efficiencies and management control of expenses, as well as some favorable timing.

Turning to our outlook –

Given the number of critical strategic and operational decisions that will be made in the coming months, fiscal 2007 is a transition year. Therefore, we’re not in position to provide point guidance, but I do want to give you some parameters as you think about our performance.

Compared to a 2006 that is adjusted for the $264 million of HR BPO-related charges, and setting aside the uncertainty of severance or other charges that could arise from significant restructurings in the balance of the year, we are confident that we’ll be able to deliver solid year-over-year underlying growth.

As it relates to our full year expectations for the HR BPO business, we do expect a modest year-over-year reduction in the underlying loss of the business in fiscal 2007.

It should be clear that we are working aggressively to improve the economics of the HR BPO business. The reality is that the benefits of our initiatives are expected to be somewhat offset by transition costs this year. But the benefits in future years should be more sizeable.

With regard to the second quarter, while we expect continued revenue momentum in the quarter, we expect earnings to be down significantly compared with the prior-year quarter. The quarter will be impacted by higher costs, primarily resulting from the timing of our bonus accruals, higher overall compensation expenses, particularly in Consulting, and timing differences on some of the other operating expenses that drove favorability in the first quarter. We view compensation as an important area of investment in our future growth, and as one of the reasons we’re optimistic for strong performance in the back half of the year.

I also want to highlight some changes that you can expect in the second quarter as it relates to our segment reporting –

As you know, one of my top priorities has been driving a lower cost structure for the company. An important part of this initiative is to create greater transparency and accountability around our bucket of unallocated costs. As our analytical and reporting capabilities have improved, we’re going to be increasing the amount of costs that we allocate to the business segments, and allocating costs based on consumption-based factors. We’re in the process of completing this exercise, and our second quarter results will reflect the changes. At that time, we’ll provide a reconciliation to make the year-over-year comparisons more understandable.

As a result of this, the portion of the costs that are currently characterized as unallocated will be reduced, which will depress segment profitability. We’ll also be allocating costs differently amongst our businesses, which will likely result in the HR BPO business being allocated an even higher share of costs in the future than it is today, which will be better reflective of the economic reality of that business.

Now, I’d like to turn it back to Russ for a moment before taking your questions…

Russ Fradin, Chairman and Chief Executive Officer

Thanks, John.

So, in summary… As I mentioned last quarter, I feel extremely fortunate to have joined a company whose business has tremendous potential for continued growth and margin improvement. A number of critical action steps will be taken in the coming months. But we’re excited to have kicked off the year on a strong note, and I’m encouraged by the meaningful progress we’ve made in a short amount of time.

We look forward to updating you on our continued progress in the quarters to come. I thank you for joining us today. Operator – I think we’re ready to take some questions.

Forward-Looking Information

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Hewitt’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed under the “Risk Factors” heading in the Business section of the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov). Hewitt disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or any other reason.